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                                                                  EXHIBIT 10.4.2

                                PLEDGE AGREEMENT


         THIS PLEDGE AGREEMENT dated as of June 18, 1998 by and between Robert
E. Mitzel, an individual resident of the State of Georgia (the "Pledgor") and IRT PROPERTY COMPANY, a Georgia corporation (the "Secured Party").

         The Secured Party has extended a loan (the "Loan") to the Pledgor, to enable the Pledgor to purchase shares of IRT Property Company ("Company") $1.00 par value common stock ("Common Stock").

         Such loan is evidenced by that certain Promissory Note dated as of the date hereof (as it may be amended, restated, refinanced or otherwise modified from time to time, the "Note") in the original principal amount of Two Hundred Fifty Thousand Dollars ($250,000) executed by the Pledgor in favor of the Secured Party, and is to be secured by all shares of Common Stock purchased within the proceeds of such Loan and all shares of Common Stock granted to the Pledgor as Restricted Stock pursuant to the Restricted Stock Award Agreement of even date herewith (collectively, all such shares are referred to as the "Pledged Stock") and shown on Schedule 1 hereto.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

         Section 1. Pledge. The Pledgor hereby pledges to the Secured Party and grants to the Secured Party a first priority security interest in all of the Pledgor's right, title and interest in, to and under the following (collectively, the "Collateral"): (a) all of the Pledged Stock and all substitutions and replacements therefor, and (b) any and all products and proceeds of the foregoing, including all shares or other securities, interests or property issued in respect of and/or in substitution of such Collateral together with any and all other rights, titles, interests, powers, privileges and preferences pertaining thereto.

         Section 2. Obligations Secured. This Agreement is made, and the security interest created hereby is granted to the Secured Party, to secure the prompt payment of the Note and all obligations of the Pledgor under this Agreement (collectively, the "Obligations").

         Section 3. Release of Collateral. Upon payment in full by the Pledgor of obligations arising under the Note, all of the Pledged Stock and other Collateral immediately and automatically shall be released from the security interest created by this Agreement without any action by the Pledgor or Secured Party. The Secured Party agrees to take such actions as the Pledgor may request to return such released Pledged Stock and other Collateral to the Pledgor, and to evidence further any such release. The Secured Party also, at the request of





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the Pledgor may at any time after July 10, 2003 release any Collateral, provided the then fair market value of the remaining Collateral shall be not less than 200% of the then outstanding principal balance of the Note, provided all interest payments are current.

         Section 4. No Liens; No Sale of Collateral. The Pledgor will not create, assume, incur, permit or suffer to exist, or to be created, assumed or incurred, any lien, security interest, pledge, hypothecation or other encumbrance (each a "Lien") on any of the Collateral (or any interest therein), and will not, without the prior written consent of the Secured Party, sell, assign, transfer or otherwise dispose of (or enter into any agreement or understanding to do any of the foregoing), all or any portion of the Collateral (or any interest therein).

         Section 5. Voting Rights; Dividends, etc.

         (a) So long as no Event of Default shall have occurred and be continuing:

                  (i) the Pledgor shall be entitled to exercise any and all voting and/or consensual rights and powers accruing to an owner of the Collateral for any purpose;

                  (ii) the Pledgor shall be entitled to retain and use any and all cash dividends paid on the Collateral, but any and all stock and/or liquidating dividends, other distributions in property, or other distributions made on or in respect of Collateral, whether as a result of any merger, consolidation, acquisition or other exchange of assets, or otherwise, shall be and become part of the Collateral pledged hereunder and, if received by the Pledgor, shall be delivered to the Secured Party and held by the Secured Party as collateral subject to the terms and conditions of this Agreement.

The Secured Party agrees to execute and deliver to the Pledgor, or cause to be executed and delivered to the Pledgor, as appropriate, all such proxies, powers of attorney, and other instruments as the Pledgor may reasonably request for the purpose of enabling the Pledgor to exercise the voting and/or consensual rights and powers which Pledgor is entitled to exercise pursuant to clause (i) above and/or to receive the dividends which Pledgor is authorized to retain pursuant to clause (ii) above.

         (b) Upon the occurrence and during the continuance of an Event of Default, all rights of the Pledgor to exercise the voting and/or consensual rights and powers which Pledgor is entitled to exercise pursuant to subsection
(a)(i) above and/or to receive the dividends which Pledgor is authorized to receive and retain pursuant to subsection (a)(ii) above shall cease, and all such rights thereupon shall become immediately vested in the Secured Party. Any and all money and other property paid over to or received by the Secured Party pursuant to the provisions of this subsection (b) shall be retained by the Secured Party as additional collateral hereunder.


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         Section 6. Remedies upon Default. In addition to any right or remedy that the Secured Party may have under the Note, if an Event of Default shall have occurred, the Secured Party may exercise any and all rights and remedies of a secured party under the Uniform Commercial Code as in effect in any applicable jurisdiction. The Secured Party agrees to give at least 10 days' prior written notice to the Pledgor of the time and place of any public sale or the time after which any private sale of any of the Collateral is to be made.

         Section 7. Further Assurances. The Pledgor agrees to take all action that may be reasonably necessary to maintain the validity and enforceability of the Secured Party's security interest in the Collateral.

         Section 8. Continuing Security Interest. This Agreement shall create a continuing security interest in the Collateral and shall remain in full force and effect until it terminates in accordance with its terms.

         Section 9. Notices. Notices, requests and other communications required or permitted hereunder shall be in writing and shall be made by personal delivery, telecopy or certified or registered mail, return receipt requested, at the addresses indicated in the Note or at such other address a party may specify to the other party by like notice. All such notices and other communications shall be effective only upon receipt.

         Section 10. Amendments. No amendment or waiver of any provision of this Agreement nor consent to any departure by the Pledgor herefrom shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

         Section 11. Assignment. The Secured Party may assign this Agreement, or any of the Secured Party's rights and benefits hereunder, to any holder of the Note.

         Section 12. Termination. Upon payment in full of the Note, this Agreement shall terminate. Upon termination of this Agreement in accordance with its terms, the Secured Party agrees to take such actions as the Pledgor may reasonably request (a) to return the Collateral to the Pledgor, and (b) to evidence the termination of this Agreement.

         Section 13. Definitions. Capitalized terms used herein and not defined herein are used herein with the respective meanings given such terms in the Note.

         SECTION 14. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA.

                         [Signatures on following page]



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         IN WITNESS WHEREOF, the Pledgor has executed and delivered this Pledge
Agreement under seal as of the date first written above.


                                ROBERT E. MITZEL
                                PLEDGOR


                                /s/ Robert E. Mitzel            (SEAL)
                                --------------------------------

Agreed to, accepted and
acknowledged by the Secured Party as
of the date first written above.

IRT PROPERTY COMPANY


By:/s/ Thomas H. McAuley
   ---------------------------------------------
   Name:  Thomas H. McAuley
   Title: President and Chief Executive Officer








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